Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS.

PROMISSORY NOTE

$[         ]________, 2020

FOR VALUE RECEIVED, SECOND SIGHT MEDICAL PRODUCTS, INC., a California corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [             ] (the “Holder”), the principal sum of [             ] U.S. Dollars (the “Principal Amount”), together with accrued and unpaid interest thereon (as provided below).

This Promissory Note (the “Note”) is made by the Borrower in favor of Lender for purposes of providing ongoing working capital funding to Borrower.

This Note is one of a series of notes in the aggregate principal amount of $[        ], each of like tenor and ranking without priority over one another (collectively, the “Notes”), made by the Borrower in favor of certain lenders (the “Lenders”). Any payments made by the Borrower with respect to this Note or any of the other Notes shall be made to each of the Lenders on a pro rata basis in accordance with the aggregate principal and interest owing under each of the Notes then outstanding.  To the extent any Lender of a Note receives any payment in excess of its pro rata share of such payment, such amount shall be held in trust and delivered over to the Lenders then entitled to receive such amounts.

In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Borrower, then such excess sum shall be credited by the Holder as a payment of principal.

1.Interest Rate and Repayment of Principal Amount. The Principal Amount outstanding under this Note shall accrue interest at the rate of TWELVE PERCENT (12%) per annum beginning the date of receipt of the Principal Amount (“Issuance Date”). Interest accrued under the Note, along with the Principal Amount will be payable on the December 31, 2021 (the “Maturity Date”). Interest shall be calculated on the basis of a year of 365 days applied to the actual days on which there exists an unpaid balance under this Note.

2.Repayment Extension. If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of California are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Note.

3.Manner and Application of Payments. All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefore shall be ineffective unless the amount due is actually received by the Holder. Each payment shall be applied first to the payment of any and all costs, fees and expenses incurred by or payable to the Holder in connection with the collection or enforcement of this Note, second to the payment of all unpaid late charges (if any), third, to the payment of all accrued and unpaid interest hereunder and fourth, to the payment of the unpaid Principal Amount, or in any other manner which the Holder may, in its sole discretion, elect from time to time.

4.Prepayment. The Borrower shall have the right to prepay this Note in whole or in part, at any time or from time to time, without premium, penalty or prior written notice to the Holder.

5.Events of Default; Remedies.

(a)Events of Default. Each of the following events shall constitute an “Event of Default” under this Note and under all Notes outstanding, if such event has not been cured within 15 days of written notice of such event to the Borrower: (i) failure of the Borrower to pay any principal, interest, or other amount due hereunder when due, or failure of the Borrower to comply with the other terms, covenants or conditions contained in the Notes; (ii) the commencement, whether voluntary or involuntary, of a case under the laws of the United States, or any other proceeding or action seeking reorganization, liquidation, dissolution or other relief under bankruptcy or insolvency statutes or similar laws, or the appointment of a receiver, trustee or custodian for the Borrower or all or a material portion of the Borrower’s assets or property; or (iii) the dissolution, liquidation, or winding-up of the Borrower. Notwithstanding the foregoing, a merger or consolidation approved in advance in writing by the Holder with a company that assumes responsibility for all obligations of the Borrower under this Note, and is approved in writing in advance of such event by the Holder, shall not constitute an Event of Default.

(b)Remedies. Upon the occurrence of an Event of Default, and without demand or notice of any kind: (i) all outstanding amounts under this Note (including the outstanding Principal Amount plus any accrued and unpaid interest less any principal payments previously made) shall become immediately due and payable; and (ii) the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.

(c)Remedies Cumulative. Each right, power and remedy of the Holder hereunder shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies. No failure or delay by the Holder to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof or preclude the Holder from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, or other amounts payable on demand, the Holder shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note.

(d)Costs of Collection. If this Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder, the Borrower agrees to pay to the Holder upon demand all reasonable costs and expenses, including, without limitation, all reasonable attorneys’ fees and court costs incurred by the Holder in connection with the enforcement or collection of this Note (whether or not any action has been commenced by the Holder to enforce or collect this Note) or in successfully defending any counterclaim or other legal proceeding brought by the Borrower contesting the Holder’s right to collect the outstanding Principal Amount and/or interest thereon. The obligation of the Borrower to pay all such costs and expenses shall not be merged into any judgment by confession against the Borrower.

All of such costs and expenses shall bear interest at the higher of the rate of interest provided herein from the date of payment by the Holder until repaid in full.

6.Miscellaneous.

(a)Jurisdiction and Venue. THE BORROWER AND HOLDER HEREBY AGREE THAT ANY FEDERAL COURT IN THE STATE OF CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND HOLDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. FURTHER, THE BORROWER HEREBY WAIVES THE RIGHT TO ASSERT THE DEFENSE OF FORUM NON CONVENIENS AND THE RIGHT TO CHALLENGE THE VENUE OF ANY COURT PROCEEDING COMMENCED PURSUANT TO THIS SECTION 6(a).

(b)Amendment and Waivers. No delay or failure on the part of Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No modification, amendment or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and signed by the Borrower and the Holder. The Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.

(c)Assignment. This Note is not assignable by either party unless such assignment is consented to in writing by the other party, except that the Holder may assign its rights hereunder to any of its Affiliates (as defined under the Securities Exchange Act of 1934, as amended) after giving the Borrower written notice at the time of such assignment stating the name and address of the assignee, and provided that such assignee expressly agrees in writing with the Borrower to be bound by and to comply with all of the terms and conditions of this Note. Anything contained herein to the contrary notwithstanding, the Holder (and its permitted assignees) shall not, without the consent of the Borrower, be permitted to assign any rights and/or benefits hereunder to a person that is then actively engaged in a business that is directly competitive with the business then primarily and actively conducted or engaged in by the Borrower. Subject to the foregoing, this Note and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors or permitted assigns.

(d)Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the conflicts of law principles thereof.

(e)Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(f)Notices. Any notice to be given hereunder shall be in writing, and shall be sent to Holder or the Borrower, as the case may be, at the addresses set forth below each party’s signature hereto and shall be deemed received (i) on the earlier of the date of receipt or the date that is five business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested, (ii) one business day after dispatch if sent for overnight delivery by a nationally recognized overnight courier, (iii) on the day of transmission if sent by facsimile with electronic receipt of transmission; or (iv) when actually received, if personally delivered.

(g)Maximum Rate of Interest. All payment obligations arising under this Note are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate which the Borrower is permitted by law to contract or agree to pay. If by the terms of this Note, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

(h)Subsequent Holders. This Note is not transferrable by its holder, except with the written consent of the Borrower, which consent shall not be unreasonably withheld. In the event that any holder of this Note transfers this Note for value, the Borrower agrees that except with respect to subsequent holders with actual knowledge of a claim or defense, no subsequent holder of this Note shall be subject to any claims or defenses which Borrower may have against a prior holder (which claims or defenses are not waived as to prior holders), all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all of the rights of a holder in due course with respect to the Borrower even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.

(i)Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(j)Severability. It is the desire and intent of the parties that the provisions of this Note be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Note would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Note. In addition, the parties understand and agree that notwithstanding any of the above provisions of this Section 7(j), no such severability shall be effective if it materially changes the economic benefit of this Note to any party.

(k)Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof.

[Signature page follows]

SIGNATURE PAGE TO NOTE

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

BORROWER:

SECOND SIGHT MEDICAL PRODUCTS, INC.

By:
[Name. Title]

Notice address:

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400

Sylmar, California 91342

HOLDER:

[Name]

By:

Notice address:

Telephone:

E-mail: